Exhibit 99.2

Masters Inns

Combined Financial Statements of 15 Affiliated Properties

Under Contract for Sale

March 31, 2007

(With Accountants’ Compilation Report Thereon)

Masters Inns

Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Masters Inns

Savannah, Georgia

We have compiled the accompanying combined balance sheet of HLC 1 Properties, LP, HLC Atlanta Properties, LP, HLC Kissimmee Properties, LP, HLC Main Gate Properties, LP, HLC Tampa Properties, LP, MEI 1 Properties, LP, MEI 2 Properties, LP, HLC ATLTU Properties, LLC, HLC ORLID Properties, LLC and RCL Properties, LLP as of March 31, 2007, and the related combined statements of operations, owners’ equity, and cash flows for the three month period then ended. The financial statements were compiled in accordance with the Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion on any other form of assurance on them.

Respectively submitted,

/s/ Hancock Askew & Co. LLP

Savannah, Georgia

July 13, 2007

Masters Inns

Combined Balance Sheet for 15 Affiliated Properties

Under Contract for Sale

March 31, 2007

Assets
Investment in hotel properties	$41,805,756
Less accumulated depreciation	12,012,174

Investment in hotel properties, net	29,793,582
Cash and cash equivalents	519,269
Accounts receivable, net of allowance for uncollectible accounts of $ 25,817	321,232
Deferred financing costs, net	212,938
Due from related party	658,100
Prepaid expenses and other assets	60,367

Total assets	$31,565,488

Liabilities and Owners’ Equity in Properties
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,317,762
Long-term debt	22,816,526

Total liabilities	24,134,288
Owners’ equity in properties	7,431,200

Total liabilities and owners’ equity in properties	$31,565,488

See accountants’ compilation report and accompanying notes to combined financial statements.

Masters Inns

Combined Statement of Operations for 15 Affiliated Properties

Under Contract for Sale

Period Ended March 31, 2007

Revenue:
Room rentals and other hotel services	$4,408,400

Expenses:
Hotel and property operations	3,244,555
General and administrative	49,719
Depreciation and amortization	413,103

Total expenses	3,707,377

701,023
Other income	28,974

Interest income	16,492

Interest expense	(480,781)

Net income	$265,708

See accountants’ compilation report and accompanying notes to combined financial statements.

Masters Inns

Combined Statement of Owners’ Equity for 15 Affiliated Properties

Under Contract for Sale

Period Ended March 31, 2007

Balance December 31, 2006	$7,215,492

Net income	265,708

Distributions to owners	(50,000)

Balance at March 31, 2007	$7,431,200

See accountants’ compilation report and accompanying notes to combined financial statements.

Masters Inns

Combined Statement of Cash Flows for 15 Affiliated Properties

Under Contract for Sale

Period Ended March 31, 2007

Cash flows from operating activities:
Net income	$265,708
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	413,103
Amortization of deferred financing costs	17,124
Allowance for doubtful accounts	4,272
(Increase) decrease in assets:
Accounts receivable	(28,290)
Prepaid expenses and other assets	125,661
Due from related party	(649,362)
Increase (decrease) in liabilities:
Accounts payable, accrued expenses and other liabilities	311,588

Net cash provided by operating activities	459,804

Cash flows from investing activities:

Net cash used in investing activities–additions to hotel properties	(271,700)

Cash flows from financing activities:

Principal payments on long-term debt	(133,348)

Distributions to owners	(50,000)

Net cash used in financing activities	(183,348)

Net increase in cash and cash equivalents	4,756
Cash and cash equivalents, beginning of period	514,513

Cash and cash equivalents, end of period	$519,269

Additional information:
Interest paid	$463,656

See accountants’ compilation report and accompanying notes to combined financial statements.

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Period Ended March 31, 2007

(1)	Organization and Summary of Significant Accounting Policies

(a)	Basis of Presentation

These financial statements present the combined balance sheet and the related combined statements of operations, owners’ equity in properties, and cash flows for the period ended March 31, 2007 of 12 properties held in limited partnerships, 1 property held in a limited liability partnership and 2 properties held in individual limited liability companies under contract for sale (the Properties).

The affiliated entities owning the Properties (the Owners) and their locations are shown below.

Owners	Location
MEI 1 Properties, LP – d/b/a Masters Inn	Augusta, Georgia
Cayce, South Carolina
North Charleston, South Carolina
Mt. Pleasant, South Carolina
HLC 1 Properties, LP – d/b/a Masters Inn	Seffner, Florida
Tuscaloosa, Alabama
HLC Atlanta Properties, LP – d/b/a Masters Inn	Marietta, Georgia
Doraville, Georgia
HLC Kissimmee Properties, LP – d/b/a Masters Inn	Kissimmee, Florida
HLC Main Gate Properties, LP – d/b/a Masters Inn	Kissimmee, Florida
HLC Tampa Properties, LP – d/b/a Masters Inn	Tampa, Florida
MEI 2 Properties, LP – d/b/a Masters Inn	Cayce, South Carolina
RCL Properties, LLP – d/b/a Masters Inn	Garden City, Georgia
HLC ATLTU Properties, LLC – d/b/a Masters Inn	Tucker, Georgia
HLC ORLID Properties, LLC – d/b/a Masters Inn	Orlando, Florida

(b)	Organization and Nature of Business

As of March 31, 2007, each of the Properties’ principle asset is a limited service hotel that is managed by HLC Hotels, Inc. Two individuals own either 100% or a majority of the entities. The Properties are operated pursuant to franchise agreements with Masters Economy Inns, Inc. HLC Hotels, Inc. and Masters Economy Inns, Inc. are 100% owned by one of the two individuals with majority ownership of the Properties.

(c)	Principles of Combination

All significant intercompany balances and transactions have been eliminated in the combined financial statements.

(d)	Investment in Hotel Properties

The operating properties are stated at cost less accumulated depreciation. Operating properties, excluding land, are depreciated using the straight-line method over the estimated useful lives of the assets (buildings—40 years; furniture and equipment—5 years).

Maintenance and repair costs are expensed as incurred, while significant improvements, replacements and major renovations are capitalized.

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Period Ended March 31, 2007

If events or circumstances indicate that the carrying value of a hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the property is written down to estimated fair value and an impairment loss is recognized.

(e)	Cash and Cash Equivalents

Cash and cash equivalents represent liquid assets with a maturity of three months or less when acquired and are carried at cost, which approximates fair value.

(f)	Accounts Receivable

The allowance for uncollectible receivables is estimated by management based on historical revenue, historical loss levels, and analysis of the collectibility of individual accounts.

(g)	Revenue Recognition

Room revenues and other revenues derived from the operation of lodging facilities are recognized when earned.

(h)	Income Taxes

The Owners are either limited partnerships, limited liability partnerships or limited liability companies, all of which are taxed similar to a partnership. As such, in lieu of corporate income tax, the partners or members of the Owners are taxed on their proportionate share of the Owners’ income (loss). Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

(i)	Financial Instruments

Fair values of financial instruments, including cash, accounts receivable, accounts payable, and long-term debt, approximate their carrying values in the combined financial statements based upon the short-term nature of these items.

(j)	Estimates

The preparation of the combined financial statements in conformity with United States of America generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(2)	Investment in Hotel Properties

The major classes of operating properties, at cost, are as follows:

Land	$4,974,220
Buildings	32,146,023
Furniture and equipment	4,685,513

$41,805,756
Less accumulated depreciation	(12,012,174)

Investment in hotel properties	$29,793,582

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Period Ended March 31, 2007

(3)	Long-term Debt

Long-Term debt as of March 31, 2007 is summarized as follows:

Mortgage loan payable to Branch Banking and Trust Co. (“BBT”), evidenced by an original promissory note dated December 7, 2004 in the amount of $11 million was modified on June 20, 2006 in the amount of $8,918,952. The loan bears an annual variable rate of “prime” plus 25 basis points and requires monthly principal and interest payments of $76,795 through maturity on January 1, 2010, at which point the remaining principal and accrued interest are due. The loan is guaranteed and is collateralized by real and personal property. The loan is unconditionally guaranteed by the primary partner/member and guaranteed with limits by other partners/members.	$8,785,563

Mortgage loan payable to Park National Bank dated June 1, 1994 was extended on January 1, 2006 for $7,049,764 to January 1, 2011 at a fixed interest rate of 8% per annum. The loan requires monthly payments of principal and interest in the amount of $58,967 through maturity on December 1, 2010, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property.	6,861,570

Mortgage loan payable to Park National Bank dated June 1, 1994 was extended on January 1, 2006 for $3,472,102 to January 1, 2011 at a fixed interest rate of 8% per annum. The loan requires monthly payments of principal and interest in the amount of $29,042 through maturity on December 1, 2010, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property.	3,379,414

Mortgage loan payable to Park National Bank dated June 1, 1994 was extended on January 1, 2006 for $1,766,958 to January 1, 2011 at a fixed interest rate of 8% per annum. The loan requires monthly payments of principal and interest in the amount of $14,779 through maturity on December 1, 2010, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property.	1,719,788

Mortgage loan payable to Wachovia Bank, N.A. dated March 15, 2006 for $2,154,091 at a fixed interest rate of 6.95% per annum. The loan requires monthly payments of principal and interest in the amount of $19,417 through maturity on March 14, 2011, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property. The loan is personally guaranteed by the partners.	2,070,191

Total	$22,816,526

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Period Ended March 31, 2007

(4)	Related-Party Transactions

The Properties are managed by HLC Hotels, Inc. (the Management Company), under separate management agreements for each property. The agreements are between each Owner and the Management Company. The initial terms are 10 years, renewable for additional terms upon mutual agreement of both the Owner and the Management Company. A management fee is paid by the properties each month, at the greater of $2,000, or 4% of total revenue. The management fees recognized for the period ended March 31, 2007 were $176,750.

HLC Hotels, Inc. negotiates insurance for the Properties on a combined basis and allocates the expense to each property based upon insurance coverage requirements. Insurance expense allocated was $131,062 during the period.

All invoices, for operating expenses, are paid by the Management Company’s central disbursement account and are reimbursed by the Owners of the respective properties. Certain expenses of the Management Company, such as telephone and travel expense, are allocated to the properties based upon usage.

The Owners have entered into franchise agreements between Masters Economy Inns, Inc. (the Franchiser) and the Owners. The agreements require a 2.5% franchise fee and a 1% reservation fee to be paid monthly. The franchise and reservation fees recognized for the period ended March 31, 2007 were $152,534. The franchise and reservation fees payable at March 31, 2007 were $58,949.

(5)	Commitments and Contingencies

The Properties have entered into two operating land leases; the first land lease was amended on July 31, 2006 between MEI 2 Properties, LP and Masters Associates, LLC (the lessor). The lease expires on December 31, 2018 and has two 5 year renewal options. The lease requires an annual percentage rent of 8% of all gross receipts up to $800,000 and 12% of all gross receipts over $800,000 with a minimum annual rent through December 31, 2008 of $50,000 increasing to $60,500 by the end of the lease term.

The second land lease between HLC 1 Properties, LP and the Shafer’s Acres Trust (the lessor) was extended on October 1, 2003 for an additional 30 years, expiring March 31, 2034. The annual rent is $48,000 through March 31, 2009 increasing to $52,920 in 2019. Commencing in 2019 the rent will be 7% of gross revenue with a floor of $52,920. The floor will increase 5% every five years until the lease expires.

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of March 31, 2007:

Lease Rents

2007	$73,500
2008	98,000
2009	104,800
2010	105,400
2011	105,400
Thereafter	1,624,710

Total	$2,111,810

(6)	Subsequent Event

On May 16, 2007, Supertel Limited Partnership purchased the Properties for a total purchase price of $42.7 million.